Exhibit 99.2

RETIREMENT AGREEMENT

This AGREEMENT (the “Agreement”) is made as of the 2nd day of April, 2008 (the “Effective Date”), by and between Plug Power Inc., a Delaware corporation, (the “Company”) and Dr. Roger B. Saillant (the “Executive”).

WHEREAS, the Executive has informed the Company of his intention to retire on April 7, 2008; and

WHEREAS, the Company recognizes the Executive’s comprehensive knowledge of the Company and the fuel cell industry and, as such, wishes to establish the terms of the Executive’s continued relationship with the Company after the end of his employment; and

WHEREAS, the Company’s Board of Directors (the “Board”) has determined that it is in the best interest of the Company and its shareholders to assure that the Executive enter into this Agreement;

NOW, THEREFORE, in consideration of the mutual promises and conditions set forth in this Agreement, the sufficiency of which is hereby acknowledged, the Company and the Executive agree as follows:

1. Transition. From the Effective Date through and including April 7, 2008 (the “Transition Date”) (collectively, the “Transition Period”), the Executive will continue to serve as the Company’s President and Chief Executive Officer. The terms and conditions of his employment during the Transition Period shall be governed by the Employment Agreement by and between the Company and the Executive dated as of December 15, 2000 (the “Employment Agreement”).

2. Retirement. On the Transition Date, the Executive will retire as an employee of the Company and will resign as Chief Executive Officer, President, Director and from any and all other positions that he may hold with the Company (including those with any or all of the Company’s subsidiaries and affiliates). The Executive and the Company agree that, as of the Transition Date, all salary, bonus, and any other employee compensation otherwise payable to the Executive will cease, and any benefits the Executive has or might have under any Company-provided employee benefit plans, programs, or practices (including, but not limited to participation in group medical, dental and vision plans; short-term and long-term disability insurance; basic and executive life insurance; basic accidental death and dismemberment insurance; and participation in the employee assistance plan) will terminate, except as required by federal or state law, by the terms of the respective benefit plan, or as otherwise described in this Agreement. Notwithstanding anything in this Section to the contrary, nothing herein shall terminate or modify the Executive’s right to receive a supplement retirement benefit in accordance with the terms of the Employment Agreement.

3. Retirement Payment. The Executive is entitled to a Retirement Benefit as defined in his current Employment Agreement. The Company shall make a retirement payment to the Executive in the aggregate amount of $1,494,966 (the “Retirement Payment”) to be paid as a lump sum in the form of a check payable to the Executive issued on the date six months and one week from the Transition Date. The parties acknowledge that the Transition Date shall be the date of the Executive’s “separation from service” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended. The Company shall undertake to make deductions, withholdings and tax reports with respect to the Retirement Payment to the extent that it reasonably and in good faith determines that it is required to make such deductions, withholdings and tax reports. The Retirement Payment shall be in an amount net of any such deductions or withholdings. Nothing in this Agreement shall be construed to require the Company to make any payments to compensate the Executive for any adverse tax effect associated with the Retirement Payment or for any deduction or withholding from the Retirement Payment.

4. Continuation of Group Health Insurance. As of the Transition Date, the Executive’s eligibility for health, dental and vision benefits under the Company’s group health plan ceases. If the Executive is eligible for and timely elects coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Executive may continue his health, dental and vision benefits for a period not to exceed that prescribed under COBRA at the active employees’ rate.

5. Transition Services. Beginning on April 8, 2008 through April 7, 2009 (subject to earlier termination as provided in Section 8 below, the “Service Period”), the Executive shall make himself available to the Company’s Chief Executive Officer to advise on transition matters. It is expected that the Executive will provide services no more than five (5) days each calendar month.

6. Compensation. In consideration for the services to be provided during the Service Period, the Company shall provide the Executive with a stipend of $1,000 per day of service (the “Transition Services Fees”). During the Service Period, the Executive shall be provided with use of an office, either on- or off-site, similar in size to that of other senior executives of the Company. The Executive shall be solely responsible for all state and federal income taxes, unemployment insurance and Social Security taxes on the compensation payable pursuant to this Agreement. The Company shall issue to the Executive Form 1099 – MISC for the compensation provided to him under this Section annually, in accordance with its regular business practice. It is the express intention of the parties to this Agreement that during the Service Period, the Executive shall not be an employee of the Company for any purposes whatsoever and, therefore, shall not be eligible for or otherwise entitled to (a) any salary, bonuses, or long-term incentive payments; or (b) any benefit programs that the Company may make available to its employees from time to time.

7. Vesting of Equity. All shares of restricted stock of the Company and options to acquire shares of common stock of the Company held by the Executive shall continue to vest during the Service Period. On the Transition Date, all options held by the Executive to acquire shares of common stock of the Company shall be amended so that they may be exercisable during the remainder of the respective option terms.

8. Termination. Either party may terminate the Service Period by 30 days’ advance written notice to the other.

9. Non-Disparagement. During the Transition Period, the Service Period, and at all times thereafter, the Executive agrees that as a condition to the Company’s execution of this Agreement, he shall not make any false, disparaging or derogatory statements in public or private regarding the Company and its current and former officers, directors, stockholders, agents, employees and attorneys, or regarding the Company’s business affairs, business prospects and financial condition. In consideration of the Executive’s execution of this Agreement, the Company also agrees not to make any false, disparaging or derogatory statements in public or private regarding the Executive.

10. Amendment. This Agreement shall be binding upon the parties and may not be abandoned, supplemented, changed or modified in any manner, orally or otherwise, except by an instrument in writing of concurrent or subsequent date signed by a duly authorized representative of the parties.

11. Validity. Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected and said illegal and invalid part, term or provision shall be deemed not to be a part of this Agreement.

12. Waiver. No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation or entity with which or into which the Company may be merged or which may succeed to all or substantially all of its assets or business, provided however that the obligations of the Executive are personal and shall not be assigned by the Executive. The Executive further expressly consents to be bound by the provisions of this Agreement for the benefit of the Company or any subsidiary or affiliate.

14. Governing Law, Forum and Jurisdiction. This Agreement shall be governed by and construed as a sealed instrument under and in accordance with the laws of the State of New York (without reference to the conflicts of law provisions thereof).

15. Captions. The captions of the Sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any Section of this Agreement.

16. Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

17. Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address set forth on the signature page, or at such other address or addresses as either party shall designate to the other in writing in accordance with this Section.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

PLUG POWER INC.

By:	/s/ George C. McNamee
Name:	George C. McNamee
Title:	Chairman of the Board of Directors

/s/ Roger B. Saillant
Roger B. Saillant
142 Harvard Road
Watervliet, New York 12189

4